Exhibit 99.1

Synacor Reports Third Quarter Results, Increased Focus on SaaS Transformation

•Third quarter revenue of $31.4 million, in line with guidance
•Third quarter GAAP net loss of $3.7 million, inclusive of $2.3 million of restructuring and impairment charges
•Adjusted EBITDA of $2.7 million, exceeding the high end of guidance
•83 new customers and 190 contract expansions for Zimbra email and collaboration platform
•Completed previously announced wind-down of ATT.net portal and reduced related costs

BUFFALO, N.Y., November 6, 2019 – Synacor, Inc. (Nasdaq: SYNC), a cloud-based software and services company serving global video, internet and communications providers, device manufacturers, governments and enterprises, today announced its financial results for the third quarter ended September 30, 2019.

“We continue to deliver strong bottom-line financial results,” said Himesh Bhise, Synacor’s Chief Executive Officer. “We generated adjusted EBITDA that exceeded the high-end of our guidance range and total revenue that was in line with expectations. We completed the previously announced wind-down of ATT.net and have accordingly reduced our go-forward costs by more than $8 million on an annualized basis”

“More importantly, we have accelerated our transformation into a SaaS-based business and our sales pipeline continues to advance and expand.” Bhise added. “We are adding customers in North America to our new cloud-based Zimbra X Email & Collaboration platform, we launched Zimbra X for worldwide business customers this quarter, and we continue to to support Zimbra 8 in private clouds. At the same time, we are expanding Cloud ID Identity and Access management solutions into broader enterprise applications.”

Recent Highlights

•Zimbra customer wins in Q3 include 83 new deployments and 190 deal expansions
•Added another service provider customer for Zimbra X for Consumer, and completed development of Zimbra X for Business
•Cloud ID expands into broader enterprise identity and access management, with first customer win
•Publisher-based Advertising grows active publishers by 64% year-over-year

Financial Results

Revenue: For the third quarter of 2019, total revenue was $31.4 million, down from $35.6 million in the third quarter of 2018, primarily due to the ATT.net portal wind down.

Software & Services revenue totaled $11.1 million in the third quarter of 2019, compared with $12.8 million in the third quarter of 2018. The third quarter of 2018 included $0.4 million in revenue from a discontinued product and $1.2 million in non-recurring services. Portal & Advertising revenue totaled

$20.3 million in the third quarter of 2019, compared with $22.9 million in the year-ago period. The decline was due to the ATT.net wind down with revenue down $3.1 million from the prior year quarter.

Net Loss: For the third quarter of 2019, GAAP net loss was $3.7 million, or $(0.10) per share, compared to a GAAP net loss of $2.2 million, or $(0.06) per share, in the third quarter of 2018. Adjusted net loss was $1.0 million, or $(0.03) per share, compared with an adjusted net loss of $0.4 million, or $(0.01) per share, in the third quarter of 2018. Adjusted net loss excludes asset impairment, restructuring charges and certain legal and professional fees.

Adjusted EBITDA: In the third quarter of 2019, adjusted EBITDA increased 3% to $2.74 million from $2.65 million for the third quarter of 2018. Adjusted EBITDA excludes stock-based compensation, other income and expense, asset impairment, restructuring charges and certain legal and professional fees.

On a segment basis for the third quarter of 2019, segment adjusted EBITDA margin was 30.5% for Software & Services and 14.2% for Portal & Advertising.

Cash: The Company ended the third quarter of 2019 with $15.2 million in cash and cash equivalents, compared with $13.4 million at the end of the second quarter of 2019 and $15.9 million at December 31, 2018.

Guidance

With the early completion of the ATT.net wind-down during Q3 and based on information available as of November 6, 2019, the Company is updating its financial guidance as follows:

•Q4 2019 Guidance: Revenue for the fourth quarter of 2019 is projected to be in the range of $25.5 million to $27.5 million. The Company expects to report a GAAP net loss of $0.8 million to $1.8 million and adjusted EBITDA of $2.0 million to $3.0 million.

•Fiscal 2019 Guidance: Revenue for full year 2019 is expected to be in the range of $120.5 million to $122.5 million, a GAAP net loss in the range of $9.2 million to $10.2 million, and adjusted EBITDA in the range of $8.0 million to $9.0 million.

Conference Call Details

Synacor will host a conference call today at 5 p.m. ET to discuss the third quarter 2019 financial results. The live webcast of Synacor’s earnings conference call can be accessed at https://www.synacor.com/investor-relations/events-and-presentations. To participate, please log in approximately 10 minutes prior to the webcast. The call may be accessed toll-free via phone at 1-833-235-2655, using conference ID 3737477, or callers outside the U.S. may dial 1-647-689-4151.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days. A telephonic replay of the conference call will also be available from 8 p.m. ET on November 6, 2019 until 11:59 p.m. ET on November 13, 2019 by dialing 1-800-585-8367 or 1-416-621-4642 and using conference ID 3737477.

About Synacor

Synacor (Nasdaq: SYNC) is a cloud-based software and services company serving global video, internet and communications providers, device manufacturers, governments and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers. Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management. www.synacor.com

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

We report adjusted net loss and adjusted diluted earnings per share because we believe these measures provide investors with additional information to assess our financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures. For a reconciliation of our GAAP Condensed Consolidated Statements of Operations to our adjusted non-GAAP measures, please refer to the table “Reconciliation of Adjusted Financial Measures” in this press release.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance including, without limitation, its fourth-quarter and full-year 2019 guidance, the statements and quotations from management and Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include – but are not limited to – risks associated with: execution of our plans and strategies, including the loss of a significant customer; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the Company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect the Company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Company’s most recent Form 10-K filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of November 6, 2019, and Synacor undertakes no duty to update this information.

Investor Contact:

Rob Fink
FNK IR
rob@fnkir.com
(646)809-4048

Synacor, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$15,232	$15,921
Accounts receivable, net	20,121	25,567
Prepaid expenses and other current assets	3,604	3,779
Total current assets	38,957	45,267
Property and equipment, net	16,402	18,707
Operating lease right-of-use assets	5,567	—
Goodwill	15,945	15,941
Intangible assets	8,946	10,553
Other assets	1,168	995
Total Assets	$86,985	$91,463

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,744	$19,174
Accrued expenses and other current liabilities	7,156	7,849
Current portion of deferred revenue	5,972	6,672
Current portion of long-term debt and finance leases	3,404	2,328
Current portion of operating lease liabilities	2,487	—
Total current liabilities	35,763	36,023
Long-term portion debt and finance leases	861	1,367
Deferred revenue	2,663	—
Long-term portion of operating lease liabilities	3,266	2,214
Deferred income taxes	290	231
Other long-term liabilities	349	457
Total Liabilities	43,192	40,292
Stockholders' Equity:
Common stock	400	399
Treasury stock	(1,931)	(1,899)
Additional paid-in capital	145,999	144,739
Accumulated deficit	(100,182)	(91,726)
Accumulated other comprehensive loss	(493)	(342)
Total stockholders’ equity	43,793	51,171
Total Liabilities and Stockholders' Equity	$86,985	$91,463

Synacor, Inc.
Condensed Consolidated Statements of Operations
(In thousands except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenue	$31,366	$35,643	$95,039	$104,481
Costs and operating expenses:
Cost of revenue (1)	15,634	18,317	49,292	52,358
Technology and development (1)(2)	5,545	5,886	14,668	18,074
Sales and marketing (2)	5,473	5,667	17,014	18,507
General and administrative (1)(2)	5,648	5,279	14,068	14,616
Depreciation and amortization	2,605	2,437	7,607	7,316
Total costs and operating expenses	34,905	37,586	102,649	110,871
Loss from operations	(3,539)	(1,943)	(7,610)	(6,390)
Other income (expense), net	101	(32)	110	(46)
Interest expense	(80)	(80)	(199)	(265)
Loss before income taxes	(3,518)	(2,055)	(7,699)	(6,701)
Provision for income taxes	207	165	757	478
Net loss	$(3,725)	$(2,220)	$(8,456)	$(7,179)
Net loss per share:
Basic	$(0.10)	$(0.06)	$(0.22)	$(0.18)
Diluted	$(0.10)	$(0.06)	$(0.22)	$(0.18)
Weighted average shares used to compute net loss per share:
Basic	39,073,998	38,951,558	39,056,470	38,856,836
Diluted	39,073,998	38,951,558	39,056,470	38,856,836
Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Technology and development	$103	$101	$298	$369
Sales and marketing	149	110	375	374
General and administrative	277	150	511	708
	$529	$361	$1,184	$1,451

Synacor, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands)
(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA:
Net loss	$(3,725)	$(2,220)	$(8,456)	$(7,179)
Provision for income taxes	207	165	757	478
Interest expense	80	80	199	265
Other income (expense), net	(101)	32	(110)	14
Depreciation and amortization	3,036	2,437	8,509	7,316
Asset impairment	1,525	—	1,751	—
Stock-based compensation expense	529	361	1,184	1,451
Restructuring costs	819	766	819	1,034
Certain legal expenses *	282	1,033	805	1,033
Certain professional services fees**	88	—	601	—
Adjusted EBITDA	$2,740	$2,654	$6,059	$4,412

* "Certain legal expenses" include legal fees and other related expenses outside the ordinary course of business.
** "Certain professional services fees" includes fees and expenses related to merger and acquisition activities.

Synacor, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(8,456)	$(7,179)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	8,513	7,316
Asset impairment	1,751	—
Stock-based compensation expense	1,184	1,451
Provision for deferred income taxes	59	(179)
Change in allowance for doubtful accounts	77	118
Changes in operating assets and liabilities:
Accounts receivable, net	5,369	10,398
Prepaid expenses and other assets	59	(291)
Operating lease right-of-use assets and liabilities, net	36	—
Accounts payable, accrued expenses and other liabilities	(3,132)	(8,682)
Deferred revenue	(251)	(2,756)
Net cash provided by operating activities	5,209	196
Cash Flows from Investing Activities:
Purchases of property and equipment	(3,159)	(5,271)
Net cash used in investing activities	(3,159)	(5,271)
Cash Flows from Financing Activities:
Repayments on long-term debt and finance leases	(2,531)	(1,811)
Proceeds from exercise of common stock options	40	341
Payment of debt issuance costs	(60)	—
Purchase of treasury stock and shares received to satisfy minimum tax withholdings	(32)	(12)
Net cash used in financing activities	(2,583)	(1,482)
Effect of exchange rate changes on cash and cash equivalents	(156)	(234)
Net decrease in Cash and Cash equivalents	(689)	(6,791)
Cash and cash equivalents, beginning of period	15,921	22,476
Cash and cash equivalents, end of period	$15,232	$15,685

Synacor, Inc.
Segment Results
(In thousands except percentages)
(Unaudited)
Effective March 31, 2019, the Company concluded that we now have two reportable segments which were determined on the basis of the products and services provided to customers, identified as follows:
(i) Software & Services, which includes email / collaboration (Zimbra) and identity management (Cloud ID).
(ii) Portal & Advertising, which includes managed portals and advertising solutions for publishers.
The following table presents the key segment financial measures for the periods indicated. Please refer to the Reconciliation of GAAP to Non-GAAP Measures schedule for the reconciliation of Adjusted EBITDA.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Segment Revenue:
Software & Services	$11,091	$12,767	(13.1)%	$32,837	$36,278	(9.5)%
Portal & Advertising	20,275	22,876	(11.4)%	62,202	68,203	(8.8)%
Total	$31,366	$35,643	(12.0)%	$95,039	$104,481	(9.0)%

Segment Adjusted EBITDA:
Software & Services	$3,378	$4,160	(18.8)%	$8,966	$11,050	(18.9)%
Portal & Advertising	2,881	2,234	29.0%	8,036	6,246	28.7%
Unallocated Corporate G&A Expense	(3,519)	(3,740)	5.9%	(10,943)	(12,884)	15.1%
Total	$2,740	$2,654	3.2%	$6,059	$4,412	37.3%

Segment Adjusted EBITDA margin*
Software & Services	30.5%	32.6%	-210 bps	27.3%	30.5%	-320 bps
Portal & Advertising	14.2%	9.8%	440 bps	12.9%	9.2%	380 bps
Total	8.7%	7.4%	130 bps	6.4%	4.2%	220 bps

* Adjusted EBITDA as a percent of revenue
The following tables presents a disaggregation of segment revenue for the periods indicated based upon the accounting definition of revenue recognition:
(i) Recurring = revenue recognized over time
(ii) Non-recurring = revenue recognized at a point in time

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Software & Services Revenue:
Recurring	$8,240	$8,541	(3.5)%	$25,143	$25,547	(1.6)%
Non-recurring	2,851	3,866	(26.3)%	7,334	9,549	(23.2)%
Discontinued Products **	—	360	(100.0)%	360	1,182	(69.5)%
Total	$11,091	$12,767	(13.1)%	$32,837	$36,278	(9.5)%

Portal & Advertising Revenue:
Recurring	$1,274	$1,666	(23.5)%	$3,982	$5,717	(30.3)%
Non-recurring	19,001	21,210	(10.4)%	58,220	62,486	(6.8)%
Total	$20,275	$22,876	(11.4)%	$62,202	$68,203	(8.8)%

Total Revenue:
Recurring	$9,514	$10,207	(6.8)%	$29,125	$31,264	(6.8)%
Non-recurring	21,852	25,076	(12.9)%	65,554	72,035	(9.0)%
Discontinued Products **	—	360	(100.0)%	360	1,182	(69.5)%
Total	$31,366	$35,643	(12.0)%	$95,039	$104,481	(9.0)%

** VAM video product line which was discontinued during Q1 2019.

Synacor, Inc.
Reconciliation of Adjusted Financial Measures
(In thousands except per share amounts)
(Unaudited)

	Three months ended September 30, 2019
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$31,366				$31,366
Costs and operating expenses:
Cost of revenue (1)	15,634		(292)		15,342
Technology and development (1)(2)	5,545		(329)		5,216
Sales and marketing (2)	5,473		(192)		5,281
General and administrative (1)(2)	5,648	(1,525)	(6)	(370)	3,747
Depreciation and amortization	2,605				2,605
Total costs and operating expenses	34,905	(1,525)	(819)	(370)	32,191
Loss from operations	(3,518)	1,525	819	370	(804)
Other income, net	101				101
Interest expense	(80)				(80)
Loss before income taxes	(3,518)	1,525	819	370	(804)
Provision for income taxes (3)	207				207
Net loss	$(3,725)	$1,525	$819	$370	$(1,011)
Diluted EPS	$(0.10)	$0.04	$0.02	$0.01	$(0.03)
	Three months ended September 30, 2018
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$35,643				$35,643
Costs and operating expenses:
Cost of revenue (1)	18,317				18,317
Technology and development (1)(2)	5,886		(283)		5,603
Sales and marketing (2)	5,667		(339)		5,328
General and administrative (1)(2)	5,279		(144)	(1,033)	4,102
Depreciation and amortization	2,437				2,437
Total costs and operating expenses	37,586	—	(766)	(1,033)	35,787
Loss from operations	(1,943)	—	766	1,033	(144)
Other expense, net	(32)				(32)
Interest expense	(80)				(80)
Loss before income taxes	(2,055)	—	766	1,033	(256)
Provision for income taxes (3)	165				165
Net loss	$(2,220)	$—	$766	$1,033	$(421)
Diluted EPS	$(0.06)	$—	$0.02	$0.03	$(0.01)

	Nine months ended September 30, 2019
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$95,039				$95,039
Costs and operating expenses:
Cost of revenue (1)	49,292		(292)		49,000
Technology and development (1)(2)	14,668		(329)		14,339
Sales and marketing (2)	17,014		(192)		16,822
General and administrative (1)(2)	14,068	(1,751)	(6)	(1,406)	10,905
Depreciation and amortization	7,607				7,607
Total costs and operating expenses	102,649	(1,751)	(819)	(1,406)	98,673
Loss from operations	(7,610)	1,751	819	1,406	(3,634)
Other income, net	110				110
Interest Expense	(199)				(199)
Loss before income taxes	(7,699)	1,751	819	1,406	(3,723)
Provision for income taxes (3)	757				757
Net loss	$(8,456)	$1,751	$819	$1,406	$(4,480)
Diluted EPS	$(0.22)	$0.04	$0.02	$0.04	$(0.11)

	Nine months ended September 30, 2018
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$104,481				$104,481
Costs and operating expenses:
Cost of revenue (1)	52,358				52,358
Technology and development (1)(2)	18,074		(283)		17,791
Sales and marketing (2)	18,507		(339)		18,168
General and administrative (1)(2)	14,616		(412)	(1,033)	13,171
Depreciation and amortization	7,316				7,316
Total costs and operating expenses	110,871	—	(1,034)	(1,033)	108,804
Loss from operations	(6,390)	—	1,034	1,033	(4,323)
Other expense, net	(46)				(46)
Interest Expense	(265)				(265)
Loss before income taxes	(6,701)	—	1,034	1,033	(4,634)
Provision for income taxes (3)	478				478
Net loss	$(7,179)	$—	$1,034	$1,033	$(5,112)
Diluted EPS	$(0.18)	$—	$0.03	$0.03	$(0.13)
Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation
(3)No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

Synacor Guidance Reconciliation
(In millions)
(Unaudited)

	Q4-2019	FY 2019
Net Loss	$(0.8) - $(1.8)	$(9.2) - $(10.2)
Taxes, Interest & Other Income/Expense	0.3	1.1
Depreciation & Amortization	2.5	11.0
Stock-based Compensation	0.5	1.6
Restructuring	0.1	0.9
Certain Legal and Professional Fees	0.4	1.9
Asset Impairment	—	1.7
Adjusted EBITDA	$2.0 - $3.0	$8.0 - $9.0

Investor Contact:
Rob Fink
FNK IR
rob@fnkir.com
(646)809-4048